UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): MARCH 29, 2018

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2017, Mattersight Corporation (the “Company”) entered into a Loan and Security Agreement with The PrivateBank and Trust Company, an entity now known as CIBC Bank USA (the “Lender”) (the “Loan Agreement”). The Loan Agreement provides for a $20,000,000 revolving line of credit maturing in 2020 (the “Credit Facility”) and is secured by a security interest in the Company’s accounts receivable, equipment, inventory, cash, deposit accounts, securities, and all other investment property, supporting obligations, financial assets, other personal property, intellectual property rights and other personal property. The Company, subject to certain limits and restrictions, may from time to time request the issuance of letters of credit under the Loan Agreement.

On March 29, 2018, the Company and the Lender entered into an Amendment to Loan and Security Agreement (the “Amendment”), whereby certain material provisions of the Loan Agreement were amended and restated. Those material amendments are outlined now.

Under the Loan Agreement, the principal amount outstanding accrues interest at: (a.) 1, 2 or 3 month LIBOR (as selected by the Company) plus a margin (the “Applicable Margin”) of 4.50%; or, (b.) a base rate plus an Applicable Margin of 1.75%.  The Amendment increases the Applicable Margin for loans bearing interest at LIBOR from 4.50% to 5.50% and for loans bearing interest at the base rate from 1.75% to 2.75%. The Amendment also provides the Lender with the ability to impose discretionary reserves against the borrowing base.

The Loan Agreement requires the Company to comply with EBITDA (as adjusted in accordance with the Loan Agreement) and total revenue targets. The Amendment adjusts the minimum EBITDA thresholds for the second, third, and fourth quarters of 2018 from: ($200,000) to ($500,000); $1,250,000 to $500,000; and $3,000,000 to $2,500,000; respectively.   The Amendment also increases the Company’s minimum total revenue thresholds for the first and second quarter of 2018 by an average of approximately 3% each quarter and reduces the applicable total revenue thresholds for each of the third and fourth quarters of 2018 by an average of approximately 6% each quarter.

The Amendment deletes in full the default that would otherwise occur should any of the Borrower’s customers identified as “key accounts” cancel or not renew their subscription agreements at any point during the pendency of the Loan Agreement.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Further, the description of the underlying Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is incorporated by reference at Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a), (b), and (c) not applicable.

(d) Exhibits:

10.1

Loan and Security Agreement, dated June 29, 2017, between Mattersight Corporation and The PrivateBank and Trust Company (incorporated by reference to Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 30, 2017).

10.2	Amendment to Loan and Security Agreement, dated March 29, 2018, between Mattersight Corporation and CIBC BANK USA (formerly known as The PrivateBank and Trust Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: March 29, 2018	By:	/s/ DAVID B. MULLEN
David B. Mullen
Senior Vice President and Chief Financial Officer